UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of report (Date of earliest event reported):
May 31, 2007
Commission File Number	Exact Name of Registrant as Specified in Charter; State of Incorporation; Address and Telephone Number	IRS Employer Identification Number
1-14756	Ameren Corporation (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-1723446
1-2967	Union Electric Company (Missouri Corporation) 1901 Chouteau Avenue St. Louis, Missouri 63103 (314) 621-3222	43-0559760

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrants under any of the following provisions:

[  ] Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

[  ] Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

[  ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

[  ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

ITEM 8.01 Other Events.

Electric Rate Order Update

Reference is made to Note 3 - Rate and Regulatory Matters to our financial statements under Part II, Item 8; Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part I, Item 1A. Risk Factors, all in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and Note 2 - Rate and Regulatory Matters to our financial statements under Part I, Item 1; Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part II, Item 1A. Risk Factors, all in the Form 10-Q for the quarterly period ended March 31, 2007, of registrant Ameren Corporation (“Ameren”) and its registrant subsidiary, Union Electric Company, doing business as AmerenUE (“UE”), for a discussion of the rate case filed with the Missouri Public Service Commission (“MoPSC”) by UE in July 2006, which originally requested an increase in base rates for electric service of $361 million. Reference is made to the Current Report on Form 8-K filed by Ameren and UE on May 23, 2007, for a discussion of  the order issued by the MoPSC on May 22, 2007, effective June 1, 2007, authorizing approximately a $42 million increase in UE’s base rates for electric service based on a return on equity of 10.2%. On May 31, 2007, UE applied for rehearing and clarification with respect to certain aspects of the MoPSC rate order, including the rejection by the MoPSC of a fuel and purchased power cost recovery mechanism and the 10.2% return on equity authorized by the MoPSC. In addition, certain other parties to the proceeding have applied for rehearing with respect to certain aspects of the MoPSC rate order, including the acceptance by the MoPSC of UE’s existing treatment of the Electric Energy, Inc. power supply contract, which was alleged to have resulted in higher costs to ratepayers of between $62 million-$75 million, the inclusion of the full cost of certain combustion turbine generating facilities purchased or built in the past few years, a decision which if reversed could lower UE’s revenue requirement by between $10 million-$20 million, and the MoPSC’s decision to allow a return on equity of 10.2%. We cannot predict the outcome of these various requests for rehearing of the MoPSC rate order.

Taum Sauk Update
Reference is made to Note 14 - Commitments and Contingencies to our financial statements under Part II, Item 8; Outlook under Part II, Item 7. Management’s Discussion and Analysis of Financial Condition and Results of Operations; and Part I, Item 1A. Risk Factors, all in the Annual Report on Form 10-K for the fiscal year ended December 31, 2006; and Note 8 - Commitments and Contingencies to our financial statements under Part I, Item 1 and Outlook under Part I, Item 2. Management’s Discussion and Analysis of Financial Condition and Results of Operations, all in the Form 10-Q for the quarterly period ended March 31, 2007, of Ameren and UE, for a discussion of the December 2005 breach of the upper reservoir at UE’s Taum Sauk pumped-storage hydroelectric facility and related legal proceedings. On June 8, 2007, the Staff of the MoPSC brought a motion asking the MoPSC to open an investigation to determine whether UE’s electric plant and operational practices are safe and adequate in light of the Taum Sauk incident. We believe the facts on which this motion is based are inaccurate and we intend to file a response opposing this motion. We cannot predict whether the MoPSC will open such investigation or, if opened, what the outcome of such investigation would be.

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This combined Form 8-K is being filed separately by Ameren and UE (each a “registrant”). Information contained herein relating to any individual registrant has been filed by such registrant on its own behalf. No registrant makes any representation as to information relating to any other registrant.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, each registrant has duly caused this report to be signed on its behalf by the undersigned thereunto duly authorized. The signature for each undersigned company shall be deemed to relate only to matters having reference to such company or its subsidiaries.

AMEREN CORPORATION
(Registrant)

      /s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

UNION ELECTRIC COMPANY
(Registrant)

      /s/ Martin J. Lyons
Martin J. Lyons
Vice President and Controller
(Principal Accounting Officer)

Date: June 12, 2007